Exhibit 99.1

GAP INC. REPORTS MARCH SALES

SAN FRANCISCO – April 7, 2011 – Gap Inc. (NYSE: GPS) today reported that March 2011 net sales decreased 8 percent compared with last year.

Net sales for the five-week period ended April 2, 2011 were $1.33 billion compared with net sales of $1.45 billion for the five-week period ended April 3, 2010. The Company’s comparable sales for March 2011, which include the associated comparable online sales, were down 10 percent compared with an 11 percent increase for March 2010.

“Our overall March performance was impacted by the tragic events in Japan, as well as the Easter shift into late April,” said Glenn Murphy, chairman and chief executive officer of Gap Inc. “Our Company has operated in Japan for more than 15 years, with over 150 stores today, so the devastating earthquake touched all of us at Gap Inc.”

“Looking ahead, we remain intensely focused on April and delivering on our full year strategies,” Murphy added.

The Company anticipates that the tragic events in Japan will negatively impact its first quarter diluted earnings per share by about $0.04. First quarter diluted earnings per share is expected to be below the current mean first call consensus estimate of $0.44.

Comparable sales for March 2011, including the associated comparable online sales, were as follows:

•	Gap North America: negative 9 percent versus positive 12 percent last year

•	Banana Republic North America: negative 8 percent versus positive 10 percent last year

•	Old Navy North America: negative 12 percent versus positive 13 percent last year

•	International: negative 9 percent versus positive 5 percent last year

For more detailed information, please call 1-800-GAP-NEWS (1-800-427-6397) to listen to Gap Inc.’s monthly sales recording. International callers may call 706-634-4421.

April Sales

The Company will report April sales on May 5, 2011.

Forward-Looking Statements

This press release and related conference call and webcast contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	Diluted earnings per share for the first quarter of fiscal year 2011, including the impact of the March 2011 Japan earthquake and tsunami.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	The risk that changes in general economic conditions or consumer spending patterns will have a negative impact on our financial performance or strategies;

•	The highly competitive nature of our business in the United States and internationally;

•	The risk that we will be unsuccessful in gauging fashion trends and changing consumer preferences;

•	The risks to our business and financial position resulting from the March 2011 earthquake, tsunami and nuclear crisis in Japan; and

•	The risk that comparable sales and margins will experience fluctuations.

Additional information regarding factors that could cause results to differ can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011.

Forward-looking statements are based on information as of April 7, 2011. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands. Fiscal 2010 net sales were $14.7 billion. Gap Inc. products are available for purchase in over 90 countries worldwide through about 3,100 company-operated stores, about 175 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:

Mike Jenkins

(415) 427-4454

investor_relations@gap.com

Media Relations Contact:

Emily Russel

(415) 427-6230

press@gap.com